EXHIBIT 99.1

                                 FOR: Consolidated Graphics, Inc.

                             CONTACT: Tara Taranto, Investor Relations Manager
                                      Consolidated Graphics, Inc
                                      (713) 787-0977
                                      Betsy Brod/Keith Curtis
                                      Media: Jennifer Kirksey
                                      Morgen-Walke Associates, Inc.
                                      (212) 850-5600
                                      Michael Sherman, Public Relations, SR
                                      (937) 221-1633
                                      Robert J. Cestelli, Investor Relations, SR
                                      (937) 221-1304


FOR IMMEDIATE RELEASE

              CONSOLIDATED GRAPHICS ESTABLISHES STRATEGIC ALLIANCE
                             WITH STANDARD REGISTER

      (DAYTON, OHIO) - May 8, 2000 ... Consolidated Graphics, Inc. (NYSE:CGX) and Standard Register (NYSE:SR) today announced the formation of a strategic alliance that will leverage the expertise of both companies to deliver world-class printing and document management services. Customers will receive leading edge integrated print management provided by Standard Register and high-quality commercial printing via Consolidated Graphics' national network of 63 facilities.

      Combining their strengths and respective leadership in the document management and commercial print markets, the companies will deliver print services ranging from business forms manufacturing and on-demand digital printing to high-quality commercial printed materials such as annual reports, promotional brochures, and training manuals.

      "Our alliance with Consolidated Graphics will extend our existing capabilities in diversified print and document management," states Standard Register Executive Vice President and Chief Operating Officer Peter A. Dorsman. "Their depth of experience, aggressive growth strategy, and national coverage provides unmatched strategic advantage in delivering commercial print documents to Standard Register customers."

      Consolidated Graphics Chairman and Chief Executive Officer Joe R. Davis states, "Standard Register has an impressive customer base, national contracts portfolio, and a full range of print management services. This is the perfect complement to our nationwide network of premier commercial print facilities, and we are proud to be associated with Standard Register's long-standing reputation for superior service."

About Consolidated Graphics, Inc.:
      Consolidated Graphics, Inc. is the largest sheet-fed commercial printing company in the United States. Consolidated also offers complementary web printing and e-commerce solutions. The company specializes in marketing and promotional collateral through its network of 63 facilities strategically located in 25 states across the country. Consolidated Graphics has annualized

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2000 revenues of $650 million. For more information, visit the Company's Web site at www.consolidatedgraphics.com.

About Standard Register:
     Dayton, Ohio-based Standard Register is a nationwide leader in delivering customized document management and workflow solutions to healthcare, financial and general business markets. Serving as a strategic partner under its Less Paper Strategy(TM), Standard Register helps transaction-intensive businesses reduce costs and increase revenue. Offerings range from traditional forms manufacturing to commercial and digital on-demand printing; e-documents and related desktop printing processing solutions; plastic card imaging, packaging and distribution; Internet and paper-based billing services; supply-chain and labeling solutions. Standard Register reported 1999 revenues of $1.327 billion. For more information, call 800/755-6405 or visit www.standardregister.com.

     This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding run-rate revenues assume, among other things, general economic conditions, continued demand for its product, the availability of raw materials, retention of its key management and operating personnel as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission.